UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 25, 2007

Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 278-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2007, The Gymboree Corporation, a Delaware corporation (the “Company”), entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”), dated as of April 24, 2007, by and between the Company and certain of its subsidiaries and the Bank of America, N.A. The Sixth Amendment amends certain terms of the Credit Agreement dated as of August 11, 2003, as previously amended by the Waiver and First Amendment to Credit Agreement dated December 3, 2004, the Second Amendment to Credit Agreement dated July 27, 2005, the Third Amendment to Credit Agreement, dated March 30, 2006, the Fourth Amendment to Credit Agreement, dated July 5, 2006, and the Fifth Amendment to Credit Agreement, dated February 7, 2007 (collectively, the “Credit Agreement”). The Sixth Amendment amends the Credit Agreement by permitting the Company to purchase, redeem or otherwise acquire shares of its capital stock for cash in an aggregate amount of up to $100,000,000 under certain circumstances, an increase from $50,000,000, as permitted under the terms of the Fifth Amendment to Credit Agreement, dated, February 7, 2007.

The foregoing summary of the Sixth Amendment is qualified in its entirety by the terms of the Sixth Amendment, which is filed with this report as Exhibit 10.82 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.82	Sixth Amendment to Credit Agreement, dated April 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: April 26, 2007	By:	/s/ Blair W. Lambert
	Name:	Blair W. Lambert
	Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.82	Sixth Amendment to Credit Agreement, dated April 24, 2007.